BYLAWS
OF
Lux Digital Pictures, Inc.
A WYOMING CORPORATION

DEFINITIONS

          All references to “Act” or “Wyoming Act” shall refer to those laws, rules, and definitions promulgated and defined under the Wyoming Business Corporation Act, Title 17 of Wyoming Statutory Code.

ARTICLE I
OFFICES

          Section 1. Principal Executive Or Business Offices. The Board of Directors will fix the location of the principal executive office of the corporation at any place within or outside the State of Wyoming. If the principal executive office is located outside Wyoming and the corporation has one or more business offices in Wyoming, the Board will fix and designate a principal business office in Wyoming.

ARTICLE II
MEETINGS OF SHAREHOLDERS

          Section 1. Place of Meetings. Meetings of shareholders will be held at any place within or outside the State of Wyoming designated by the Board of Directors. In the absence of a designation by the Board, shareholders’ meetings will be held at the corporation’s principal executive office.

          Section 2. Annual Meeting. The annual meeting of shareholders will be held each year on a date and at a time designated by the Board of Directors.

          Section 3. Special Meeting. A special meeting of the shareholders may be called at any time by the Board of Directors, by the chair of the Board, by the president or vice president, by anybody legally designated by the Board, or by one or more shareholders holding shares that in the aggregate are entitled to cast 10 percent or more of the votes at that meeting.

          If a special meeting is called by anyone other than the Board of Directors, the person or persons calling the meeting will make a request in writing, delivered personally or sent by registered mail, telegram, facsimile transmission, or electronic mail message, to the chair of the Board or the president, vice president, or secretary, specifying the time and date of the meeting (which is not less than 35 nor more than 60 days after receipt of the request) and the general nature of the business proposed to be transacted. Within 20 days after receipt, the officer receiving the request will cause notice to be given to the shareholders entitled to vote, in accordance with Sections 4 and 5 of this Article II, stating that a meeting will be held at the time requested by the person( s) calling the meeting, and stating the general nature of the business proposed to be transacted. If notice is not given within 20 days after receipt of the request, the person or persons requesting the meeting may give the notice. Nothing in this paragraph will be construed as limiting, fixing, or affecting the time when a meeting of shareholders called by action of the Board may be held.

          Section 4. Notice of Shareholders’ Meetings. All notices of meetings of shareholders will be sent or otherwise given in accordance with Section 5 of this Article II not fewer than 10 nor more than 60 days before the date of the meeting. Shareholders entitled to notice will be determined in accordance with Section 11 of this Article II. The notice will specify the place, date, and hour of the meeting, and (i) in the case of a special meeting, the general nature of the business to be transacted, or (ii) in the case of the annual meeting, those matters that the Board of Directors, at the time of giving the notice, intends to present for action by the shareholders. If directors are to be elected, the notice will include the names of all nominees whom the Board intends, at the time of the notice, to present for election.

          The notice will also state the general nature of any proposed action to be taken at the meeting to approve any of the following matters:

(i)	A transaction in which a director has a financial interest, within the meaning of Wyoming Act;

(ii)	An amendment of the articles of incorporation under Act;

(iii)	A reorganization under Act;

(iv)	A voluntary dissolution under Act; or

(v)	A distribution in dissolution that requires approval of the outstanding shares under Act.

          Section 5. Manner of Giving Notice; Affidavit of Notice. Notice of any shareholders’ meeting will be given either personally or by first-class mail or other written communication (including facsimile, telegram, or electronic mail message), charges prepaid, addressed to the shareholder at the physical or electronic address appearing on the corporation’s books or given by the shareholder to the corporation for purposes of notice. If no address appears on the corporation’s books or has been given as specified above, notice will be either (1) sent by first class mail addressed to the shareholder at the corporation’s principal executive office, or (2) published at least once in a newspaper of general circulation in the county where the corporation’s principal executive office is located. Notice is deemed to have been given at the time when delivered personally or deposited in the mall or sent by other means of written communication.

          If any notice or report mailed to a shareholder at the address appearing on the corporation’s books is returned marked to indicate that the United States Postal Service is unable to deliver the document to the shareholder at that address, all future notices or reports will be deemed to have been duly given without further mailing if the corporation holds the document available for the shareholder on written demand at the corporation’s principal executive office for a period of one year after the date the notice or report was given to all other shareholders.

          An affidavit of the mailing, or other authorized means of transmitting, of any notice of shareholders’ meeting, report, or other document sent to shareholders, may be executed by the corporation’s secretary, assistant secretary, or transfer agent and, if executed, will be filed and maintained in the minute book of the corporation.

          Section 6. Quorum. The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting of the shareholders will constitute a quorum for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave fewer than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum, unless the General Corporation Law requires the vote of a greater number of shareholders or a vote by classes.

          Section 7. Adjourned Meeting; Notice. Any shareholders’ meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the shares represented at that meeting, either in person or by proxy, but in the absence of a quorum, no other business may be transacted at that meeting, except as provided in, Section 6 of this Article II.

          When any meeting of shareholders, either annual or special, is adjourned to another time or place, notice of the adjourned meeting need not be given if the time and place are announced at the meeting at which the adjournment is taken, unless a new record date for the adjourned meeting is fixed, or unless the adjournment is for more than 45 days after the date set for the original meeting, in which case the Board of Directors will set a new record date. Notice of any such adjourned meeting, if required, will be given to each shareholder of record entitled to vote at the adjourned meeting, in accordance with Sections 4 and 5 of this Article II. At any adjourned meeting, the corporation may transact any business that might have been transacted at the original meeting. .

          Section 8. Voting. The shareholders entitled to vote at any meeting of shareholders will be determined in accordance with Section 11 of this Article II, subject to the provisions of the Wyoming Act relating to voting shares held by a fiduciary, in the name of a corporation, or in joint ownership. The shareholders’ vote may be by voice vote or by ballot, provided, however, that any election for directors must be by ballot if demanded by any shareholder before the voting has begun. On any matter other than the election of directors, any shareholder may vote part of the shares the shareholder is to vote in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, but, if the shareholder fails to specify the number of shares that the shareholder is voting affirmatively, it will be conclusively presumed that the shareholder’s approving vote is with respect to all shares that the shareholder is entitled to vote. If a quorum is present (or if a quorum has been present earlier at the meeting but some shareholders have withdrawn), the affirmative vote of a majority of the shares represented and voting, provided such shares voting affirmatively also comprise a majority of the number of shares required for a quorum, will constitute an act of the shareholders unless the vote of a greater number or a vote by classes is required by law or by the articles of incorporation.

          At a shareholders’ meeting at which directors are to be elected, no shareholder will be entitled -to cumulate votes (i.e., cast for any candidate a number of votes greater than the number of votes which that shareholder normally would be entitled to cast), unless the candidates’ names have been placed in nomination before commencement of the voting and a shareholder has given notice at the meeting, before the voting has begun, of the shareholder’s intention to cumulate votes. If any shareholder has given such a notice, then all shareholders entitled to vote may cumulate their votes for candidates in nomination. Thus each such shareholder may give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which that shareholder’s shares are normally entitled, or may distribute the shareholder’s votes on the same principle among any or all of the candidates. The candidates receiving the highest number of votes, up to the number of positions to be filled, will be elected.

          Section 9. Waiver of Notice or Consent by Absent Shareholders. The transactions of any meeting of shareholders, either annual or special, however called and noticed and wherever held, will be as valid as though they were had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if each person entitled to vote who was not present in person or by proxy, either before or after the meeting, signs a written waiver of notice or a consent to holding the meeting or an approval of the minutes of the meeting. The waiver of notice or consent need not specify either the business to be transacted or the purpose of any annual or special meeting of the shareholders, except that, if action is taken or proposed to be taken for approval of any of those matters specified in the Wyoming Act, i.e.,

(i)	A transaction in which a director has a financial interest, within the meaning of Act;

(ii)	An amendment of the articles of incorporation under Act;

(iii)	A reorganization under Act;

(iv)	A voluntary dissolution under Act; or

(v)	A distribution in dissolution that requires approval of the outstanding shares under Act.

          The waiver of notice or consent is required to state the general nature of the action or proposed action. All waivers, consents, and approvals will be filed with the corporate records or made a part of the minutes of the meeting.

          A shareholder’s attendance at a meeting also constitutes a waiver of notice of that meeting, unless the shareholder at the beginning of the meeting objects to the transaction of any business on the ground that the meeting was not lawfully called or convened. In addition, attendance at a meeting does not constitute a waiver of any right to object to consideration of matters required by law to be included in the notice of the meeting which were not so included, if that objection is expressly made at the meeting.

          Section 10. Shareholder Action by Written Consent Without a Meeting. Any action that could be taken at an annual or special meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote on that action were present and voted.

          Directors may be elected by written consent of the shareholders without a meeting only if the written consents of all outstanding shares entitled to vote are obtained, except that vacancies on the Board (other than vacancies created by removal) not filled by the Board may be filled by the written consent of the holders of a majority of the outstanding shares entitled to vote.

          All consents will be filed with the secretary of the corporation and will be maintained in the corporate records. Any shareholder or other authorized person who has given a written consent may revoke it by a writing received by the secretary of the corporation before written consents of the number of shares required to authorize the proposed action have been filed with the secretary.

          Unless the consents of all shareholders entitled to vote have been solicited in writing, prompt notice will be given of any corporate action approved by shareholders without a meeting by less than unanimous consent, to those shareholders entitled to vote who have not consented in writing. As to approvals required by Wyoming Act: transactions in which a director has a financial interest, indemnification of corporate agents, corporate reorganization, or certain distributions on dissolution, notice of the approval will be given at least ten days before the consummation of any action authorized by the approval. Notice will be given in the manner specified in Section 5 of this Article II.

          Section 11. Record Date for Shareholder Notice of Meeting, Voting, and Giving Consent.

          (a) For purposes of determining the shareholders entitled to receive notice of and vote at a shareholders’ meeting or give written consent to corporate action without a meeting, the Board may fix in advance a record date that is not more than 60 nor less than 10 days before the date of a shareholders’ meeting, or not more than 60 days before any other action.

          (b) If no record date is fixed:

                    (i) The record date for determining shareholders entitled to receive notice of and vote at a shareholders’ meeting will be the business day next preceding the day on which notice is given, or, if notice is waived as provided in Section 9 of this Article II, the business day next preceding the day on which the meeting is held.

                    (ii) The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, if no prior action has been taken by the Board, will be the day on which the first written consent is given.

                    (iii) The record date for determining shareholders for any other purpose will be as set forth in Section 1 of Article VIII of these bylaws.

          (c) A determination of shareholders of record entitled to receive notice of and vote at a shareholders’ meeting will apply to any adjournment of the meeting unless the Board fixes a new record date for the adjourned meeting. However, the Board will fix a new record date if the adjournment is to a date more than 45 days after the date set for the original meeting.

          (d) Only shareholders of record on the corporation’s books at the close of business on the record date will be entitled to any of the notice and voting rights listed in subsection (a) of this section, notwithstanding any transfer of shares on the corporation’s books after the record date, except as otherwise required by law.

          Section 12. Proxies. Every person entitled to vote for directors or on any other matter will have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the secretary of the corporation. A proxy will be deemed signed if the shareholder’s name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission, or otherwise) by the shareholder or the shareholder’s attorney in fact. A validly executed proxy that does not state that it is irrevocable will continue in full force and effect unless (i) revoked by the person executing it, before the vote pursuant to that proxy, by a writing delivered to the corporation stating that the proxy is revoked, or by attendance at the meeting and voting in person by the person executing the proxy or by a subsequent proxy executed by the same person and presented at the meeting; or (ii) written notice of the death or incapacity of the maker of that proxy is received by the corporation before the vote pursuant to that proxy is counted; provided, however, that no proxy will be valid after the expiration of 11 months from the date of the proxy, unless otherwise provided in the proxy. The provisions of the Wyoming Act will govern the revocability of a proxy that states on its face that it is irrevocable.

          Section 13. Inspectors of Election. Before any meeting of shareholders, the Board of Directors may appoint any persons other than nominees for office to act as inspectors of election at the meeting or its adjournment. If no inspectors of election are so appointed, the chair of the meeting may, and on the request of any shareholder or a shareholder’s proxy will, appoint inspectors of election at the meeting. The number of inspectors will be either one or three. If inspectors are appointed at a meeting on the request of one or more shareholders or proxies, the holders of a majority of shares or their proxies present at the meeting will determine whether one or three inspectors are to be appointed. If any person appointed as inspector fails to appear or fails or refuses to act, the chair of the meeting may, and upon the request of any shareholder or a shareholder’s proxy will, appoint a person to fill that vacancy.

          These inspectors will: (a) determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies; (b) receive votes, ballots, or consents; (c) hear and determine all challenges and questions in any way arising in connection with the right to vote; (d) count and tabulate all votes or consents; (e) determine when the polls will close; (f) determine the result; and (g) do any other acts that may be proper to conduct the election or vote with fairness to all shareholders.

ARTICLE III

DIRECTORS

          Section 1. Powers. Subject to the provisions of the Wyoming General Corporation Law and any limitations in the articles of incorporation and these bylaws relating to action required to be approved by the shareholders or by the outstanding shares, the business and affairs of the corporation will be managed and all corporate powers will be exercised by or under the direction of the Board of Directors.

          Without prejudice to these general powers, and subject to the same limitations, the Board of Directors will have the power to:

          (a) Select and remove all officers, agents, and employees of the corporation; prescribe any powers and duties for them that are consistent with law, with the articles of incorporation, and with these bylaws; fix their compensation; and require from them security for faithful service.

          (b) Change the principal executive office or the principal business office in the State of Wyoming from one location to another; cause the corporation to be qualified to do business in any other state, territory, dependency, or country and conduct business within or outside the State of Wyoming; and designate any place within or outside the State of Wyoming for holding any shareholders’ meeting or meetings, including annual meetings.

          (c) Adopt, make, and use a corporate seal; prescribe the forms of certificates of stock; and alter the form of the seal and certificates.

          (d) Authorize the issuance of shares of stock of the corporation on any lawful terms, in consideration of money paid, labor done, services actually rendered, debts or securities canceled, or tangible or intangible property actually received.

          (e) Borrow money and incur indebtedness on behalf of the corporation, and cause to be executed and delivered for the corporation’s purposes, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations, and other evidences of debt and securities.

          Section 2. Number of Directors. The authorized number of directors will be up to five (5) until changed by a duly adopted amendment to this bylaw.

          Section 3. Election and Term of Office of Directors. Directors will be elected at each annual meeting of the shareholders to hold office until the next annual meeting. Each director, including a director elected to fill a vacancy, will hold office until the expiration of the term for which elected and until a successor has been elected and qualified.

          No reduction of the authorized number of directors will have the effect of removing any director before that director’s term of office expires.

          Section 4. Vacancies. A vacancy in the Board of Directors will be deemed to exist (1) if a director dies, resigns, or is removed by the shareholders or an appropriate court, as provided in the Wyoming Act; (2) if the Board of Directors declares vacant the office of a director who has been convicted of a felony or declared of unsound mind by an order of court; (3) if the authorized number of directors is increased; or (4) if at any shareholders’ meeting at which one or more directors are elected the shareholders fail to elect the full authorized number of directors to be voted for at that meeting.

          Any director may resign effective on giving written notice to the chair of the Board, the president, the secretary, or the Board of Directors, unless the notice specifies a later effective date. If the resignation is effective at a future time, the Board may elect a successor to take office when the resignation becomes effective.

          Except for a vacancy caused by the removal of a director, vacancies on the Board may be filled by approval of the Board or, if the number of directors then in office is less than a quorum, by (l) the unanimous written consent of the directors then in office, (2) the affirmative vote of a majority of the directors then in office at a meeting held pursuant to notice or waivers of notice complying with Act, or (3) a sole remaining director.

          Only the shareholders may fill a vacancy on the Board caused by the removal of a director; except when the Board creates a vacancy, then the yacancy shall be filled by the Board of Directors as provided in clause (2) of the first paragraph of this section of the bylaws.

          The shareholders may elect a director at any time to fill a vacancy not filled by the Board of Directors.

          The term of office of a director elected to fill a vacancy will run until the next annual meeting of the shareholders, and such a director will hold office until a successor is elected and qualified.

          Section 5. Place of Meetings; Telephone Meetings. Regular meetings of the Board of Directors may be held at any place within or outside the State of Wyoming as designated from time to time by the Board. In the absence of a designation, regular meetings will be held at the principal executive office of the corporation. Special meetings of the Board will be held at any place within or outside the State of Wyoming designated in the notice of the meeting, or if the notice does not state a place, or if there is no notice, at the principal executive office of the corporation. Any meeting, regular or special, may be held by conference telephone, electronic video screen communication, or similar communication equipment, provided that all directors participating can hear one another.

          Section 6. Annual Directors’ Meeting. Immediately after each annual shareholders’ meeting, the Board of Directors will hold a regular meeting at the same place, or at any other place that has been designated by the Board of Directors, to consider matters of organization, election of officers, and other business as desired. Notice of this meeting will not be required unless some place other than the place of the annual shareholders’ meeting has been designated.

          Section 7. Other Regular Meetings. Other regular meetings of the Board of Directors will be held without call at times to be fixed by the Board of Directors from time to time. Such regular meetings may be held without notice.

          Section 8. Special Meetings. Special meetings of the Board of Directors may be called for any purpose or purposes at any time by the chair of the Board, the president, any vice president, the secretary, or any two directors.

          Special meetings will be held on four days’ notice by mail or forty-eight hours’ notice delivered personally or by telephone (including a voice messaging system or other system or technology designed to record and communicate messages), telegraph, facsimile, electronic mail, or other electronic means. Oral notice given personally or by telephone, or written notice given by electronic mail or facsimile, may be transmitted either to the director or to a person at the director’s office who can reasonably be expected to communicate it promptly to the director. Written notice, if used, will be addressed to each director at the address shown on the corporation’s records. The notice need not specify the purpose of the meeting, nor need it specify the place if the meeting is to be held at the principal executive office of the corporation.

          Section 9. Quorum. A majority of the authorized number of directors will constitute a quorum for the transaction of business, except to adjourn as provided in Section 11 of this Article III. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present will be regarded as the act of the Board of Directors, subject to the provisions of Act: concerning approval of contracts or transactions in which a director has a direct or indirect material financial interest, concerning appointment of committees, and concerning indemnification of directors. Even though a quorum is initially present, if the number of directors present at a meeting is reduced to less than a quorum by withdrawal of directors, no further business except adjournment from time to time may be transacted at the meeting until a quorum is present.

          Section 10. Waiver of Notice. Notice of a meeting, although otherwise required, need not be given to any director who (1) either before or after the meeting signs a waiver of notice or a consent to holding the meeting without being given notice, (2) signs an approval of the minutes of the meeting, or (3) attends the meeting without protesting the lack of notice before or at the beginning of the meeting. Waivers of notice or consents need not specify the purpose of the meeting. All waivers, consents, and approvals of the minutes will be filed with the corporate records or made a part of the minutes of the meeting.

          Section 11. Adjournment to Another Time or Place. Whether or not a quorum is present, a majority of the directors present may adjourn any meeting to another time or place.

          Section 12. Notice of Adjourned Meeting. Notice of the time and place of resuming a meeting that has been adjourned need not be given unless the adjournment is for more than 24 hours, in which case notice will be given, before the time set for resuming the adjourned meeting, to the directors who were not present at the time of the adjournment. Notice need not be given in any case to directors who were present at the time of adjournment.

          Section 13. Action Without a Meeting. The Board of Directors may take a required or permitted action without a meeting if all members of the Board of Directors individually or collectively consent in writing to that action. Any action by written consent will have the same force and effect as a unanimous vote of the Board of Directors. All written consents will be filed with the minutes of the proceedings of the Board of Directors.

          Section 14. Fees and Compensation of Directors. Directors and members of committees of the Board may be compensated for their services, and will be reimbursed for expenses, as fixed or determined by resolution of the Board of Directors. This section will not be construed to preclude any director from serving the corporation in any other capacity, as an officer, agent, employee, or otherwise, or from receiving compensation for those services.

ARTICLE IV

COMMITTEES

          Section 1. Committees of the Board. The Board of Directors may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of two or more directors. The Board may designate one or more directors as alternate members of any committee, to replace any absent member at a committee meeting. The appointment of committee members or alternate members requires the vote of a majority of the authorized number of directors. A committee may be granted any or all of the powers and authority of the Board, to the extent provided in the resolution of the Board of Directors establishing the committee, except with respect to:

          (a) Approving any action for which the Wyoming Act also requires the approval of the shareholders or of the outstanding shares;

          (b) Filling vacancies on the Board of Directors or any committee of the Board;

          (c) Fixing directors’ compensation for serving on the Board or a committee of the Board;

          (d) Adopting, amending, or repealing bylaws;

          (e) Amending or repealing any resolution of the Board of Directors that by its express terms is not so amendable or repealable;

          (f) Making distributions to shareholders, except at a rate or in a periodic amount or within a price range determined by the Board of Directors; or

          (g) Appointing other committees of the Board or their members.

          Section 2. Meetings and Action of Committees. Meetings and action of committees will be governed by, and held and taken in accordance with, bylaw provisions applicable to meetings and actions of the Board of Directors, as provided in Section 5 and Sections 7 through 13 of Article III of these bylaws, in regard to the following matters: place of meetings, Section 5; regular meetings, Section 7; special meetings and notice, Section 8; quorum, Section 9; waiver of notice, Section 10; adjournment, Section 11; notice of adjournment, Section 12; and action without meeting, Section 13, with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the Board of Directors and its members, except that (l) the time of regular meetings of committees may be determined either by resolution of the Board of Directors or by resolution of the committee; (2) special meetings of committees may also be called by resolution of the Board of Directors; and (3) notice of special meetings of committees will also be given to all alternative members who will have the right to attend all meetings of the committee. The Board of Directors may adopt rules for the governance of any committee not inconsistent with these bylaws.

ARTICLE V

OFFICERS

          Section 1. Officers. The officers of the corporation will be a president, a secretary, and a chief financial officer. The corporation may also have, at the discretion of the Board of Directors, a chair of the Board, one or more vice presidents, one or more assistant secretaries, one or more assistant treasurers, and such other officers as may be appointed in accordance with Section 3 of this Article V. Any number of offices may be held by the same person.

          Section 2. Appointment of Officers. The officers of the corporation, except for subordinate officers appointed in accordance with Section 3 of this Article V, will be appointed __ [annually by the Board of Directors, and will serve at the pleasure of the Board of Directors.

          Section 3. Subordinate Officers. The Board of Directors may appoint, and may empower the president to appoint, other officers as required by the business of the corporation, whose duties will be as provided in the bylaws, or as determined from time to time by the Board of Directors or the president.

          Section 4. Removal and Resignation of Officers. The Board of Directors may remove, at any time, with or without cause or notice, any officer chosen by the Board of Directors. Subordinate officers appointed by persons other than the Board under Section 3 of this Article V may be removed at any time, with or without cause or notice, by the Board of Directors or by the officer by whom appointed. Officers may be employed for a specified term under a contract of employment if authorized by the Board of Directors; such officers may be removed from office at any time under this section, and will have no claim against the corporation or individual officers or Board members because of the removal except any right to monetary compensation to which the officer may be entitled under the contract of employment.

          Any officer may resign at any time by giving written notice to the corporation. Resignations will take effect on the date of receipt of the notice, unless a later time is specified in the notice. Unless otherwise specified in the notice, acceptance of the resignation is not necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation to monetary damages under any contract of employment to which the officer is a party.

          Section 5. Vacancies in Offices. A vacancy in any office resulting from an officer’s death, resignation, removal, or disqualification, or from any other cause, will be filled in the manner prescribed in these bylaws for regular election or appointment to that office.

          Section 6. Chair of the Board. The Board of Directors may elect a chair, who will preside, if present, at Board meetings and will exercise and perform such other powers and duties as may be assigned from time to time by the Board of Directors. If there is no president, the chair of the Board will in addition be the chief executive officer of the corporation, and will have the powers and duties as set forth in Section 7 of this Article V.

          Section 7. President. Except to the extent that the bylaws or the Board of Directors assign specific powers and duties to the chair of the Board (if any), the president will be the corporation’s general manager and chief executive officer and, subject to the control of the Board of Directors, will have general supervision, direction, and control over the corporation’s business and its officers. The managerial powers and duties of the president will include, but are not limited to, all the general powers and duties of management usually vested in the office of president of a corporation, and the president will have other powers and duties as prescribed by the Board of Directors or the bylaws. The president will preside at all meetings of the shareholders and, in the absence of the chair of the Board or if there is no chair of the Board, will also preside at meetings of the Board of Directors.

          Section 8. Vice Presidents. If desired, one or more vice presidents may be chosen by the Board of Directors in accordance with the provisions for electing officers set forth in Section 2 of this Article V. In the absence or disability of the president, the president’s duties and responsibilities will be carried out by the highest ranking available vice president if vice presidents are ranked or, if not, by a vice president designated by the Board of Directors. When so acting, a vice president will have all the powers of and be subject to all the restrictions on the president. Vice presidents of the corporation will have such other powers and perform such other duties as prescribed from time to time by the Board of Directors, the bylaws, or the president (or chair of the Board if there is no president).

          Section 9. Secretary

          (a) Minutes. The secretary will keep, or cause to be kept, minutes of all of the shareholders’ meetings and of all other Board meetings. If the secretary is unable to be present, the secretary or the presiding officer of the meeting will designate another person to take the minutes of the meeting.

          The secretary will keep, or cause to be kept, at the principal executive office or such other place as designated by the Board of Directors, a book of minutes of all meetings and actions of the shareholders, of the Board of Directors, and of committees of the Board. The minutes of each meeting will state the time and place the meeting was held; whether it was regular or special; if special, how it was called or authorized; the names of directors present at Board or committee meetings; the number of shares present or represented at shareholders’ meetings; an accurate account of the proceedings; and when it was adjourned.

          (b) Record of Shareholders. The secretary will keep, or cause to be kept, at the principal executive office or at the office of the transfer agent or registrar, a record or duplicate record of shareholders. This record will show the names of all shareholders and their addresses, the number and classes of shares held by each, the number and date of share certificates issued to each shareholder, and the number and date of cancellation of any certificates surrendered for cancellation.

          (c) Notice of Meetings. The secretary will give notice, or cause notice to be given, of all shareholders’ meetings, Board meetings, and meetings of committees of the Board for which notice is required by statute or by the bylaws. If the secretary or other person authorized by the secretary to give notice fails to act, any other officer of the corporation may give notice of any meeting.

          (d) Other Duties. The secretary will keep the seal of the corporation, if any, in safe custody. The secretary will have such other powers and perform other duties as prescribed by the Board of Directors or by the bylaws.

          Section 10. Chief Financial Officer. The chief financial officer will keep, or cause to be kept, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares. The books of account will at all reasonable times be open to inspection by any director.

          The chief financial officer will (l) deposit corporate funds and other valuables in the corporation’s name and to its credit with depositaries designated by the Board of Directors; (2) make disbursements of corporate funds as authorized by the Board; (3) render a statement of the corporation’s financial condition and an account of all transactions conducted as chief financial officer whenever requested by the president or the Board of Directors; and (4) have other powers and perform other duties as prescribed by the Board of Directors or the bylaws.

          Unless the Board of Directors has elected a separate treasurer, the chief financial officer will be deemed to be the treasurer for purposes of giving any reports or executing any certificates or other documents.

ARTICLE VI

INDEMNIFICATION OF DIRECTORS, OFFICERS,
EMPLOYEES, AND OTHER AGENTS

          Section 1. Agents, Proceedings, and Expenses. For the purposes of this Article, “agent” means any person who is or was a director, officer, employee, or other agent of this corporation, or who is or was serving at the request of this corporation as a director, officer, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, or who was a director, officer, employee, or agent of a foreign or domestic corporation that was a predecessor corporation of this corporation or of another enterprise at the request of such predecessor corporation; “proceeding” means any threatened, pending, or completed action or proceeding, whether civil, criminal, administrative, or investigative; and “expenses” includes, without limitation, attorney fees and any expenses of establishing a right to indemnification under Section 4 or Section 5( d) of this Article VI.

          Section 2. Actions Other Than by the Corporation. This corporation will have the power to indemnify any person who was or is a party, or is threatened to be made a party, to any proceeding (other than an action by or in the right of this corporation to procure a judgment in its favor) by reason of the fact that such person is or was an agent of this corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with such proceeding if that person acted in good faith and in a manner that the person reasonably believed to be in the best interests of this corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of that person was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, will not, of itself, create a presumption either that the person did not act in good faith and in a manner that the person reasonably believed to be in the best interests of this corporation or that the person had reasonable cause to believe that the person’s conduct was not unlawful.

          Section 3. Actions by or in the Right of the Corporation. This corporation will have the power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action by or in the right of this corporation to procure a judgment in its favor, by reason of the fact that such person is or was an agent of this corporation, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of that action, if such person acted in good faith, in a manner such person believed to be in the best interests of this corporation and its shareholders. No indemnification will be made under this Section 3 for the following:

          (a) Any claim, issue, or matter on which such person has been adjudged to be liable to this corporation in the performance of such person’s duty to the corporation and its shareholders, unless and only to the extent that the court in which such proceeding is or was pending will determine on application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for expenses, and then only to the extent that the court will determine;

          (b) Amounts paid III settling or otherwise disposing of a pending action without court approval; or

          (c) Expenses incurred in defending a pending action that is settled or otherwise disposed of without court approval.

          Section 4. Successful Defense by Agent. To the extent that an agent of this corporation has been successful on the merits in defense of any proceeding referred to in Section 2 or 3 of this Article VI, or in defense of any claim, issue, or matter therein, the agent will be indemnified against expenses actually and reasonably incurred by the agent in connection therewith.

          Section 5. Required Approval. Except as provided in Section 4 of this Article VI, any indemnification under this section will be made by the corporation only if authorized in the specific case, after a determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct set forth in Section 2 or 3 by one of the following:

          (a) A majority vote of a quorum consisting of directors who are not parties to such proceeding;

          (b) Independent legal counsel in a written opinion if a quorum of directors who are not parties to such a proceeding is not available.

          (c) (i) The affirmative vote of a majority of shares of this corporation entitled to vote represented at a duly held meeting at which a quorum is present; or

          (ii) the written consent of holders of a majority of the outstanding shares entitled to vote (for purposes of this subsection 5( c), the shares owned by the person to be indemnified will not be considered outstanding or entitled to vote thereon); or

          (d) The court in which the proceeding is or was pending, on application made by this corporation or the agent or the attorney or other person rendering services in connection with the defense, whether or not such application by the agent, attorney, or other person is opposed by this corporation.

          Section 6. Advance of Expenses. Expenses incurred in defending any proceeding may be advanced by the corporation before the final disposition of such proceeding on receipt of an undertaking by or on behalf of the agent to repay such amounts if it will be determined ultimately that the agent is not entitled to be indemnified as authorized in this Article VI.

          Section 7. Other Contractual Rights. The indemnification provided by this Article VI will not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under, e.g., any bylaw, agreement, or vote of shareholders or disinterested directors, both regarding action in an official capacity and regarding action in another capacity while holding such office, to the extent that such additional rights to indemnification are authorized in the articles of the corporation. Nothing in this section will affect any right to indemnification to which persons other than such directors and officers may be entitled by contract or otherwise.

          Section 8. Limitations. No indemnification or advance will be made under this Article VI, except as provided in Section 4 or Section 5( d), in any circumstance if it appears:

          (a) That it would be inconsistent with a provision of the articles or bylaws, a resolution of the shareholders, or an agreement which prohibits or otherwise limits indemnification; or

          (b) That it would be inconsistent with any condition expressly imposed by a court in approving settlement.

          Section 9. Insurance. This corporation may purchase and maintain insurance on behalf of any agent of the corporation insuring against any liability asserted against or incurred by the agent in that capacity or arising out of the agent’s status as such, whether or not this corporation would have the power to indemnify the agent against that liability under the provisions of this Article VI. Despite the foregoing, if this corporation owns all or a portion of the shares of the company issuing the policy of insurance, the insuring company or the policy will meet the conditions set forth in Act.

          Section 10. Fiduciaries of Corporate Employee Benefit Plan. This Article VI does not apply to any proceeding against any trustee, investment manager, or other fiduciary of an employee benefit plan in that person’s capacity as such, even though that person may also be an agent of the corporation. The corporation will have the power to indemnify, and to purchase and maintain insurance on behalf of any such trustee, investment manager, or other fiduciary of any benefit plan for any or all of the directors, officers, and employees of the corporation or any of its subsidiary or affiliated corporations.

          Section 11. Survival of Rights. The rights provided by this Article VI will continue for a person who has ceased to be an agent and will inure to the benefit of the heirs, executors, and administrators of such person.

          Section 12. Effect of Amendment. Any amendment, repeal, or modification of this Article VI will not adversely affect an agent’s right or protection existing at the time of such amendment, repeal, or modification.

          Section 13. Settlement of Claims. The corporation will not be liable to indemnify any agent under this Article VI for (a) any amounts paid in settlement of any action or claim effected without the corporation’s written consent, which consent may be withheld in the Board’s discretion, or (b) any judicial award, if the corporation was not given a reasonable and timely opportunity to participate, at its expense, in the defense of such action.

          Section 14. Subrogation. In the event of payment under this Article VI, the corporation will be subrogated, to the extent of such payment, to all of the rights of recovery of the agent, who will execute all papers required and will do everything that may be necessary to secure such rights, including the execution of such documents as may be necessary to enable the corporation effectively to bring suit to enforce such rights.

          Section 15. No Duplication of Payments. The corporation will not be liable under this Article VI to make any payment in connection with any claim made against the agent to the extent the agent has otherwise actually received payment, whether under a policy of insurance, an agreement, or a vote, or through other means, of the amounts otherwise indemnifiable under this Article.

ARTICLE VII

RECORDS AND REPORTS

          Section 1. Maintenance of Shareholder Record and Inspection by Shareholders. The corporation will keep at its principal executive office or at the office of its transfer agent or registrar, as determined by resolution of the Board of Directors, a record of the names and addresses of all shareholders and the number and class of shares held by each shareholder.

          A shareholder or shareholders holding at least 5 percent in the aggregate of the outstanding voting shares of the corporation have the right to do either or both of the following:

          (a) Inspect and copy the record of shareholders’ names and addresses and shareholdings during usual business hours, on five days’ prior written demand on the corporation, or

          (b) Obtain from the corporation’s transfer agent, on written demand and tender of the transfer agent’s usual charges for this service, a list of the names and addresses of shareholders who are entitled to vote for the election of directors, and their shareholdings, as of the most recent record date for which a list has been compiled or as of a specified date later than the date of demand. This list will be made available within 5 days after (i) the date of demand or (ii) the specified later date as of which the list is to be compiled.

          The record of shareholders will also be open to inspection on the written demand of any shareholder or holder of a voting trust certificate, at any time during usual business hours, for a purpose reasonably related to the holder’s interests as a shareholder or holder of a voting trust certificate. Any inspection and copying under this section may be made in person or by an agent or attorney of the shareholder or holder of a voting trust certificate making the demand

          Section 2. Maintenance and Inspection of Bylaws. The corporation will keep at its principal executive office, or if its principal executive office is not in the State of Wyoming, at its principal business office in this state, the original or a copy of the bylaws as amended to date, which will be open to inspection by the shareholders at all reasonable times during office hours. If the principal executive office of the corporation is outside the State of Wyoming and the corporation has no principal business office in this state, the secretary will, on the written request of any shareholder, furnish to that shareholder a copy of the bylaws as amended to date.

          Section 3. Maintenance and Inspection of Minutes and Accounting Records. The minutes of proceedings of the shareholders, Board of Directors, and committees of the Board, and the accounting books and records, will be kept at the principal executive office of the corporation, or at such other place or places as designated by the Board of Directors. The minutes will be kept in written form, and the accounting books and records will be kept either in written form or in a form capable of being converted into written form. The minutes and accounting books and records will be open to inspection on the written demand of any shareholder or holder of a voting trust certificate at any reasonable time during usual business hours, for a purpose reasonably related to the holder’s interests as a shareholder or holder of a voting trust certificate. The inspection may be made in person or by an agent or attorney, and will include the right to copy and make extracts. These rights of inspection will extend to the records of each subsidiary of the corporation.

          Section 4. Inspection by Directors. Every director will have the absolute right at any reasonable time to inspect all books, records, and documents of every kind and the physical properties of the corporation and each of its subsidiary corporations. This inspection by a director may be made in person or by an agent or attorney, and the right of inspection includes the right to copy and make extracts of documents.

          Section 5. Annual Report to Shareholders. Inasmuch as, and for as long as, there are fewer than 100 shareholders, the requirement of an annual report to shareholders referred to in Wyoming Act is expressly waived. However, nothing in this provision will be interpreted as prohibiting the Board of Directors from issuing annual or other periodic reports to the shareholders, at the Board’s discretion.

          Section 6. Financial Statements. The corporation will keep a copy of each annual financial statement, quarterly or other periodic income statement, and accompanying balance sheets prepared by the corporation on file in the corporation’s principal executive office for 12 months; these documents will be exhibited at all reasonable times, or copies provided, to any shareholder on demand.

          If no annual report for the last fiscal year has been sent to shareholders, on written request of any shareholder made more than 120 days after the close of the fiscal year the corporation will deliver or mail to the shareholder, within 30 days after receipt of the request, a balance sheet as of the end of that fiscal year and an income statement and statement of changes in financial position for that fiscal year.

          A shareholder or shareholders holding 5 percent or more of the outstanding shares of any class of stock of the corporation may request in writing an income statement for the most recent three-month, six-month, or nine-month period (ending more than 30 days before the date of the request) of the current fiscal year, and a balance sheet of the corporation as of the end of that period. If such documents are not already prepared, the chief financial officer will cause them to be prepared and will deliver the documents personally or mail them to the requesting shareholders within 30 days after receipt of the request. A balance sheet, income statement, and statement of changes in financial position for the last fiscal year will also be included, unless the corporation has sent the shareholders an annual report for the last fiscal year.

          Quarterly income statements and balance sheets referred to in this section will be accompanied by the report, if any, of independent accountants engaged by the corporation or the certificate of an authorized corporate officer stating that the financial statements were prepared from the corporation’s books and records without audit.

          Section 7. Biennial Statement of General Information.

          (a) Every two years, during the calendar month in which the original articles of incorporation were filed with the Wyoming Secretary of State, or during the preceding five calendar months, the corporation will file a statement with the Secretary of State on the prescribed form, setting forth the authorized number of directors; the names and complete business or residence addresses of all incumbent directors; the names and complete business or residence addresses of the chief executive officer, the secretary, and the chief financial officer; the street address of the corporation’s principal executive office or principal business office in this state; a statement of the general type of business constituting the principal business activity of the corporation; and a designation of the agent of the corporation for the purpose of service of process, all in compliance with Wyoming Act.

          (b) Despite the provisions of paragraph (a) of this section, if there has been no change in the information in the corporation’s last statement on file in the Secretary of State’s office, the corporation may, in lieu of filing the statement described in paragraph (a) of this section, advise the Secretary of State, on the appropriate form, that no changes in the required information have occurred during the applicable period.

ARTICLE VIII

GENERAL CORPORATE MATTERS

          Section 1. Record Date for Purposes Other Than Notice and Voting. For purposes of determining the shareholders entitled to receive payment of dividends or other distributions or allotment of rights, or entitled to exercise any rights in respect of any other lawful action (other than voting at and receiving notice of shareholders’ meetings and giving written consent of the shareholders without a meeting), the Board of Directors may fix in advance a record date, which will be not more than 60 nor less than 10 days before the date of the dividend payment, distribution, allotment, or other action. If a record date is so fixed, only shareholders of record at the close of business on that date will be entitled to receive the dividend, distribution, or allotment of rights, or to exercise the other rights, as the case may be, despite any transfer of shares on the corporation’s books after the record date, except as otherwise provided by statute.

          If the Board of Directors does not so fix a record date in advance, the record date will be at the close of business on the later of(1) the day on which the Board of Directors adopts the applicable resolution or (2) the 60th day before the date of the dividend payment, distribution, allotment of rights, or other action.

          Section 2. Authorized Signatories for Checks. All checks, drafts, other orders for payment of money, notes, or other evidences of indebtedness issued in the name of or payable to the corporation will be signed or endorsed by the person or persons in the manner authorized from time to time by resolution of the Board of Directors.

          Section 3. Executing Corporate Contracts and Instruments. Except as otherwise provided in the articles or in these bylaws, the Board of Directors by resolution may authorize any officer, officers, agent, or agents to enter into any contract or to execute any instrument in the name of and on behalf of the corporation. This authority may be general or it may be confined to one or more specific matters. No officer, agent, employee, or other person purporting to act on behalf of the corporation will have any power or authority to bind the corporation in any way, to pledge the corporation’s credit, or to render the corporation liable for any purpose or in any amount, unless that person was acting with authority granted by the Board of Directors as provided in these bylaws, or unless an unauthorized act was later ratified by the corporation.

          Section 4. Certificates for Shares. The corporation may issue a certificate or certificates for shares of the corporation’s capital stock to each shareholder when any of the shares are fully paid.

          In addition to certificates for fully paid shares, the Board of Directors may authorize the issuance of certificates for shares that are partly paid and subject to call for the remainder of the purchase price, provided that the certificates representing partly paid shares will state the total amount of the consideration to be paid for the shares and the amount actually paid.

          All certificates will certify the number of shares and the class or series of shares represented by the certificate. All certificates will be signed in the name of the corporation by (1) either the chair of the Board of Directors, the vice chair of the Board of Directors, the president, or any vice president, and (2) either the chief financial officer, any assistant treasurer, the secretary, or any assistant secretary.

          None of the signatures on the certificate may be facsimile. If any officer, transfer agent, or registrar who has signed a certificate will have ceased to be that officer, transfer agent, or registrar before that certificate is issued, the certificate may be issued by the corporation with the same effect as if that person were an officer, transfer agent, or registrar at the date of issue.

          Section 5. Lost Certificates. Except as provided in this Section 5, no new certificates for shares will be issued to replace old certificates unless the old certificate is surrendered to the corporation for cancellation at the same time. If share certificates or certificates for any other security have been lost, stolen, or destroyed, the Board of Directors may authorize the issuance of replacement certificates on terms and conditions as required by the Board, which may include a requirement that the owner give the corporation a bond (or other adequate security) sufficient to indemnify the corporation against any claim that may be made against it (including any expense or liability) on account of the alleged loss, theft, or destruction of the old certificate or the issuance of the replacement certificate.

          Section 6. Shares of Other Corporations: How Voted. Shares of other corporations standing in the name of this corporation will be voted by one of the following persons, listed in order of preference:

          (l) chair of the Board, or person designated by the chair of the Board; (2) president, or person designated by the president; (3) first vice president, or person designated by the first vice president; (4) other person designated by the Board of Directors.

          The authority to vote shares granted by this section includes the authority to execute a proxy in the name of the corporation for purposes of voting the shares.

          Section 7. Reimbursement of Corporation if Payment Not Tax Deductible. If all or part of the compensation, including expenses, paid by the corporation to a director, officer, employee, or agent is finally determined not to be allowable to the corporation as a federal or state income tax deduction, the director, officer, employee, or agent to whom the payment was made will repay to the corporation the amount disallowed. The Board of Directors will enforce repayment of each such amount disallowed by the taxing authorities.

          Section 8. Construction and Definitions. Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the Wyoming Act govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person.

ARTICLE IX

AMENDMENTS

          Section 1. Amendment by Board of Directors or Shareholders. Except as otherwise required by law or by the articles of incorporation, these bylaws may be amended or repealed, and new bylaws may be adopted, by the Board of Directors or by the holders of a majority of the outstanding shares entitled to vote.

ACTION OF INCORPORATOR Of
Lux Digital Pictures, Inc. a Wyoming
corporation

          The undersigned, sole incorporator of Lux Digital Pictures, Inc. (“the Corporation”), adopts the following resolutions under Wyoming Act:

          1. Adoption of Bylaws. The bylaws of the corporation as presented to the incorporator are adopted. The Secretary is authorized and directed to execute a certification of the adoption of the bylaws and to file the bylaws as so certified in the minute book of the corporation, and to see that a copy of the bylaws, similarly certified, is kept at the principal office of the corporation in accordance with Act.

          2. Election of Directors. The following persons are elected directors of the corporation, to hold office until the next annual meeting and until their successors have been elected and qualified: ____________________.

          3. Appointment of Officers. ______________________ is appointed to the offices of: President, Secretary and Treasurer, to serve at the pleasure of the Board of Directors.

          4. Resignation. Jillian Ivey Sidoti resigns as the Incorporator, and as Vice President - General Counsel to obtain a federal Employer Identification Number.

Dated: June 15, 2008
Jillian Ivey Sidoti, Incorporator

SECRETARY’S CERTIFICATE FOR THE ADOPTION OF BYLAWS FOR
Lux Digital Pictures, Inc. a Wyoming
corporation

          The undersigned, Secretary of LUX DIGITAL PICTURES, Inc, (the “Corporation”), certifies the Corporation has adopted the Bylaws prepared by the Incorporator under Wyoming Act.

Dated:__________________	________________, Secretary

UNANIMOUS WRITTEN CONSENT
In Lieu of FIRST MEETING OF THE BOARD OF DIRECTORS Of
Lux Digital Pictures, Inc.
a Wyoming corporation (the “Corporation”)

          The undersigned, all the directors of the Corporation, acting by unanimous written consent without a meeting pursuant to Wyoming Act and Article III, Section 13 of the Corporation’s bylaws, consent to their election as directors, accept the resignation of the incorporator(s), and adopt the following resolutions:

          Ingo Jucht acted as Chair and Secretary of the meeting.

          The chair announced that the Corporation was incorporated on May 6, 2008, the date on which the Secretary of State filed the articles of incorporation. The chair presented a certified copy of the articles and directed the secretary to insert it in the Corporation’s minute book.

          The chair presented a copy of the Corporation’s bylaws, as adopted by the incorporator. The board reviewed the general provisions of the bylaws and adopted the following resolutions:

          RESOLVED, that the bylaws adopted by the incorporator of this Corporation are approved; and

          RESOLVED FURTHER, that the secretary of this Corporation is authorized and directed to execute a certificate of the adoption of those bylaws, to insert those bylaws as so certified in the minute book of this Corporation, and to cause a copy of those bylaws, as they may be amended from time to time, to be kept and maintained at the principal executive office of this Corporation, in accordance with Wyoming Act.

          The board accepted the resignation of Jillian Ivey Sidoti as the Incorporator and Vice President -General Counsel, and appointed officers for the Corporation. The following persons were appointed to the offices set forth opposite their names:

Name	Office
Ingo Jucht	President
Ingo Jucht	Vice President
Ingo Jucht	Secretary
Ingo Jucht	Treasurer

to serve at the pleasure of the board.

          The board also adopted the following resolution authorizing the chief financial officer to act as the Corporation’s treasurer:

          RESOLVED, that for any purpose that requires a corporate “chief financial officer” the treasurer is deemed to be the chief financial officer of this Corporation.

          The chair presented to the board for its approval a proposed seal of the Corporation, and the board adopted the following resolutions:

          RESOLVED, that the corporate seal presented to this board of directors is adopted as the seal of this Corporation; and

          RESOLVED FURTHER, that the secretary is directed to affix an impression of the corporate seal of this Corporation to the minutes of this meeting over a portion of this resolution.

          The chair presented to the board of directors for its approval a proposed form of share certificate for the Corporation. The board adopted the following resolution:

          RESOLVED, that the form of share certificate presented to this board of directors is adopted for use by this Corporation, and the secretary is directed to insert a copy of that form of share certificate in the Corporation’s minute book immediately following the minutes of the meeting.

          The chair informed the board of directors that the accounting year should be fixed for the Corporation, and the board adopted the following resolution:

          RESOLVED, that the first fiscal year of this Corporation will commence on May 6, 2008, and will end on the next succeeding December 31, and thereafter the Corporation’s fiscal year will end on December 31 of each year.

          The chair advised the board that, within 90 days after its articles were filed, the Corporation must file a Statement by Domestic Stock Corporation (biennial informational statement) with the Wyoming Secretary of State, under Wyoming Act. The board adopted the following resolutions:

          RESOLVED, that the secretary of this Corporation is authorized and directed to prepare and to file or cause to be filed with the Secretary of State the necessary statement in compliance with Wyoming Act; and

          RESOLVED FURTHER, that the secretary is directed to insert a copy of that statement in the minute book following the minutes of this meeting.

          The chief financial officer informed the board that it would be necessary to establish one or more bank checking and savings accounts and to select a depositary for the Corporation’s employment taxes trust funds. The board was informed that an SS-4 form had been submitted to the Internal Revenue Service, applying for an employer identification number. The board adopted the following resolutions:

          RESOLVED, that this Corporation establish in its name one or more deposit accounts with a financial institution acceptable to the President, and that the President is authorized to establish such an account or accounts, on terms and conditions as agreed on with the bank.

          RESOLVED FURTHER, that, if the Corporation needs to, the Corporation’s employment taxes trust funds will be deposited with a financial institution acceptable to the President.

          RESOLVED FURTHER, that the President is authorized to designate as depositaries of this Corporation’s funds one or more other banks, trust companies, or other financial institutions, and to open, keep, and close general and special accounts in such depositaries.

          RESOLVED FURTHER, that only the President, or his designee during his absence or unavailability to accomplish the following acts, is authorized to endorse checks, drafts, or other evidences of indebtedness made payable to the Corporation, but only for the purpose of deposit; and

          RESOLVED FURTHER, that all checks, drafts, and other instruments obligating the Corporation to pay money, including instruments payable to officers or other persons authorized to sign them, will be signed on the Corporation’s behalf only by the President, or his designee during his absence or unavailability.

          The meeting then considered the payment of the expenses of incorporation and organization. The chair reported on the fees and expenses that had been incurred to date in this connection $550 and the board approved the following resolution:

          RESOLVED, that the Treasurer is authorized and directed to pay the expenses of incorporation and organization and to reimburse the persons advancing funds to the Corporation for this purpose, as stated in the report presented to this meeting.

          The board considered the applicability of Internal Revenue Code § 1244 to the Corporation’s common stock. Section, 1244 entitles shareholders to ordinary loss tax treatment of losses from stock that qualifies as “section 1244 stock.” The board noted that the Corporation is a small business Corporation as defined in Internal Revenue Code §1244(c)(3)(A).

          The board adopted the following resolutions:

          RESOLVED, that this Corporation intends to qualify its common stock for treatment under Internal Revenue Code §1244, under which the Corporation plans that its total equity capital and paid-in surplus will not in any event exceed $1,000,000, that it will be largely an operating company, with less than 50 percent of its gross receipts coming from passive sources (royalties, rents, dividends, interest, annuities, and sales or exchanges of stocks or securities), and that It will conform in all other respects to the requirements necessary to qualify its common stock for treatment under Internal Revenue Code §1244.

          RESOLVED FURTHER, that the secretary of this Corporation is authorized and directed to keep all records, prepare all reports and returns; and take all other steps as may be necessary to qualify this Corporation’s common stock for treatment under Internal Revenue Code §1244.

          The board next discussed the issuance of shares. The articles of incorporation authorize 1,000,000,000 shares of the Corporation’s common stock and 1,000,000 shares of preferred stock. Shares have been issued to officers and consultants outline in Addendum A hereto attached. The Board adopted the following resolutions:

          RESOLVED, that the Corporation issue and sell a total of nine hundred ninety thousand (990,000) shares of its authorized one billion (l,000,000,000) shares to the following persons, in the number and for the consideration set forth opposite their names, respectively in Addendum A hereto attached.

          RESOLVED, that Corporation is authorized to register such shares for public trading with the Securities and Exchange Commission under the Securities and Exchange Act of 1934 and to cause the stock to be freely tradable on the OTCBB.

          RESOLVED FURTHER, that the officers of the Corporation are authorized, empowered, and directed to take all actions that may be necessary and proper for this Corporation to issue and sell the above-listed shares to the persons named, in accordance with applicable laws, and that those actions will include, when necessary: (1) doing all acts that may be necessary under the federal securities laws and the applicable securities laws of any other state; and (2) doing all acts necessary to expedite these transactions or conform them to the requirements of any applicable law.

          RESOLVED FURTHER, that each of the officers of this Corporation is authorized and directed to execute all documents and to take any other action necessary or advisable to carry out the purposes of this resolution.

          The board considered the advantages of electing to be taxed as “an S corporation” under Internal Revenue Code Subchapter S (Internal Revenue Code § § 1361-1379). It was noted that the Corporation comes within the definition of an “S corporation” in Internal Revenue Code §1361(b) because it is not a member of an affiliated group, it does not have more than 75 shareholders, it has no shareholders who are not individuals and no shareholders who are nonresident aliens, and it has only one class of stock. After discussion, the following resolutions were adopted:

          RESOLVED, that this Corporation elects, subject to the unanimous consent of all shareholders, to be an “S corporation” for federal income tax purposes as provided in section 1362( a) of the Internal Revenue Code. This election is made for the year ending December 31, 2006 and for each succeeding year until this election is revoked.

          RESOLVED FURTHER, that the officers of this Corporation are authorized and directed to prepare the documents indicating this election, execute them on behalf of the Corporation, obtain the necessary signatures or consents of all shareholders, file the documents with the appropriate authorities, and take any other actions necessary or desirable to effect the purposes of the foregoing resolution.

          There being no further business to come before the meeting, the meeting was adjourned by the presiding officer.

____________________, President

SO CERTIFIED:

Dated_______________	____________________, Secretary